UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2010

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On April 28, 2010, the Compensation Committee of the Board of Directors of SeaChange International, Inc. (“SeaChange”) established the fiscal year 2011 compensation and bonus plans for William C. Styslinger, III, Yvette Kanouff, Kevin M. Bisson, Steven M. Davi and Ira Goldfarb, each a named executive officer of SeaChange.

The below-described compensation plans were established by the Compensation Committee after giving consideration to the findings presented to the Compensation Committee by Pearl Meyer & Partners after having completed a review of the compensation practices for SeaChange’s executive officers, the compensation practices at SeaChange’s peer companies, and commentary regarding executive compensation trends and practices, including that published by RiskMetrics Group.

Under the fiscal year 2011 plans, Mr. Styslinger will be eligible for a target bonus of a $300,000 cash payment and a grant of 125,000 restricted stock units (RSUs); Ms. Kanouff will be eligible for a target bonus of a $250,000 cash payment and a grant of 45,000 RSUs; Mr. Bisson will be eligible for a target bonus of a $80,000 cash payment and a grant of 30,000 RSUs; Mr. Davi will be eligible for a target bonus of a $100,000 cash payment and a grant of 25,000 RSUs; and Mr. Goldfarb will be eligible for a target bonus of a $250,000 cash payment and a grant of 35,000 RSUs.

This performance-based compensation is earned based on SeaChange achieving overall company financial objectives for fiscal 2011 related to revenue and net income. In the case of Mr. Bisson, the cash component of Mr. Bisson’s performance-based compensation is based on individualized performance-based objectives, and in the case of Mr. Davi, half of the cash component of Mr. Davi’s performance-based compensation is based on individualized performance-based objectives.

The bonuses are determined upon conclusion of SeaChange’s 2011 fiscal year, with the RSUs to vest in equal annual installments over three years, with the first tranche vesting at the end of SeaChange’s 2012 fiscal year. All of the grants of RSUs are subject to availability of RSUs for grant under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan, as it may be amended.

The plans provide that the Compensation Committee has the discretion to determine the amount, if any, of cash bonus and restricted stock units awarded under the plans whether or not the criteria are satisfied. The plans also provide that the amount of the cash bonus and restricted stock units awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ WILLIAM C. STYSLINGER
William C. Styslinger, III
Chief Executive Officer and Chairman

Dated: May 4, 2010